INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of March 25, 1998, between the undersigned, The Sumitomo Bank, Limited, a shareholder ("Parent") of The Sumitomo Bank of California, a California corporation (the "Company"), and Zions Bancorporation, a Utah corporation ("Buyer").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Buyer and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by which the Company will merge, subject to the terms and conditions set forth therein, with a wholly owned subsidiary of Buyer ("Merger Sub") and Buyer and Parent are entering into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"; and

         WHEREAS, in order to induce Buyer and Merger Sub to enter into the Merger Agreement and the Voting Agreement, Parent wishes to indemnify Buyer against certain claims.

         NOW, THEREFORE, for good and valuable considera tion, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Representations of Parent. Parent represents that it has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         2. Indemnification. From and after the Closing Date, Parent agrees to indemnify and hold harmless Buyer, Merger Sub, the Surviving Bank (as defined in the Merger Agreement) and each of their directors, officers, employees and agents (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the disposition of any claim, suit, proceeding or investigation and including reasonable attorney's fees and expenses incurred in connection with prevailing in a suit by an




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Indemnified Party to enforce its rights under this Section 2), judgments, fines and amounts paid in settlement in connection with (i) any actual or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (each, a "Third Party Claim") based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby, including the exercise of dissenters' rights; provided, however, that any such indemnification obligation under this clause (i) with respect to payments required to be paid to dissenting shareholders (but not other expenses related thereto) shall only be to the extent that the fair market value of the Dissenting Shares (as defined in the Merger Agreement) which is required to be paid pursuant to Sections 1300-1312 of the California General Corporation Law exceeds $38.25 per share; and (ii) any Third Party Claims against the Company or any of its subsidiaries (a) existing on the Closing Date or (b) threatened in writing (and notified in writing to Parent) or commencing after the Closing Date and prior to the first anniversary of the Closing Date where the event, act, omission or condition of the Company or any of its subsidiaries giving rise to such Third Party Claim is in existence or occurred prior to the Closing Date; provided, however, that, notwithstanding the foregoing, (1) Parent shall have no indemnification obligation under this clause (ii)(b) unless all the facts and circumstances sufficient to give rise to the Third Party Claim are in existence or have occurred prior to the Closing Date, (2) Parent shall have no indemnification obligation under this clause
(ii)(b) for any Third Party Claim relating to or arising out of a breach of contract (x) unless the event, act, omission or condition of the Company or any of its subsidiaries which constitutes a breach or violation of, or a default under, the applicable contract is in existence or occurred prior to the Closing Date and (y) unless, and any indemnification obligation shall only be to the extent that, the damages incurred by the Company and its subsidiaries in connection with such breach, violation or default exceeded the benefits obtained by the Company and its subsidiaries under such contract, (3) Parent shall have no indemnification obligation under this clause (ii)(b) with respect to any Third Party Claim where the associated liability (x) was reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997 or (y) is set forth in the Company Disclosure Schedule (as defined in the Merger Agreement) and (4) Parent shall have no indemnification obligation under this clause (ii)(b) with respect to any individual Third Party Claim where the associated liability


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does not exceed $50,000 and, where such liability exceeds $50,000, Parent's indemnification obligation shall only be with respect to the portion of such liability in excess of $50,000. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Expiration Date), the Indemnified Parties may retain counsel reasonably satisfactory to Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 2, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 2 except to the extent such failure to notify materially prejudices Parent. Subject to the terms and conditions hereof, Parent's obligations under this Section 2 shall continue in full force and effect without time limit from and after the Effective Time.

         3. Liability for Taxes and Related Matters. (a) Indemnification. (i) Subject to subparagraph (ii) below, Parent agrees to indemnify Buyer and the Company (each a "Tax Indemnified Party" and together, the "Tax Indemnified Parties") against the following taxes (the "Subject Taxes") for any taxable year or period or portion thereof ending on or before the Closing Date to the extent that the Subject Taxes were not paid or adequately reserved for (in accordance with generally accepted accounting principles) in


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the financial statements of the Company as of the Closing Date: (1) any income or franchise taxes (including any interest and any penalties with respect thereto) imposed on the Company by the State of California (the "California Taxes"); (2) any income or franchise taxes (including any interest and any penalties with respect thereto) imposed on the Company as a result of any transactions between the Company and Parent or any affiliate of Parent entered into prior to the Closing Date; and (3) any withholding taxes (including any interest and any penalties with respect thereto) imposed on the Company as a result of any transaction entered into by the Company prior to the Closing Date.

         (ii) Anything herein to the contrary notwithstanding, no indemnification shall be available pursuant to clause (1) in subparagraph (i) above for California Taxes unless and until such indemnity exceeds the sum of
(x) the Company's reserves for California Taxes as of the Closing Date and (y) any refunds of California Taxes attributable to any year or period or portion thereof ending on or before the Closing Date which are received after the Closing Date (such sum being the "Threshold Amount"), and such indemnity shall be solely for the amount of California Taxes indemnifiable pursuant to clause
(1) of subparagraph (i) above (without giving effect to this subparagraph (ii)) which is in excess of the Threshold Amount. It is understood and agreed by the parties that (1) the Company establishes reserves for California Taxes at the end of each calendar quarter, (2) the Company is permitted to continue to establish reserves for California Taxes in a manner consistent with past practice and (3) the Company is permitted for purposes of this Agreement during the ten (10) days prior to the Closing Date to establish a reserve for California Taxes in a manner consistent with past practice for the period beginning on the day after the last calendar quarter for which such reserves were established through the Closing Date.

         (iii) Parent shall pay to Buyer all indemnity amounts in respect of any Tax Claim (as defined below) within twenty (20) business days after such Tax Claim is disposed of or a Final Determination has been made with respect thereto. "Final Determination" shall mean (1) the entry of a decision by a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement or its equivalent between the particular taxpayer and the particular, relevant taxing authority.



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         (b) Control of Contests.

         (i) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced, or initiated to or against the Company, Buyer or any affiliate of the Company or Buyer, by any taxing authority (whether foreign or domestic) with respect to Subject Taxes for which the Indemnified Parties are entitled to indemnification under this Section 3, Buyer shall notify Parent of the Tax Claim in writing at the address provided in Section 7(g) of this Agreement within five (5) business days of receiving the Tax Claim, provided that the failure to so notify shall not affect the obligations of Parent under this Section 3 except to the extent that such failure to notify materially prejudices Parent.

         (ii) Parent shall have the sole right to represent the interests of the Company in any tax audit or administrative proceeding to the extent such audit or administrative proceeding relates to Subject Taxes for any taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Parent shall not be entitled to settle any claim for Subject Taxes which would adversely affect the liability for Subject Taxes of Buyer or the Company for any taxable period after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided, however, such consent shall not be necessary to the extent that Parent has indemnified Buyer against the effects of any such settlement.

         (iii) Parent shall be entitled to participate at its expense in the defense of any claim for Subject Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Parent pursuant to this Section 3, with the written consent of Buyer, which consent shall not be unreasonably withheld.

         (iv) None of Buyer or the Company may agree to settle any Tax Claim which may be the subject of indemnification by Parent under this Section 3 without the prior written consent of Parent, which consent shall not be unreasonably withheld.

         (c) Mutual Cooperation. The Company and Parent each shall provide the other with such assistance as may reasonably be requested by either of them in connection with any Tax Claim relating to Subject Taxes, and each will


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retain and provide the other with any records or information that may be relevant to such Tax Claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns (as defined in the Merger Agreement) and supporting work schedules.

         (d) Dispute Resolution. If Parent and the Indemnified Parties cannot agree as to the amount of Parent's indemnification obligation under this Section 3 or the interpretation of any provision of this Section 3, Parent and the Indemnified Parties shall choose an independent, "Big Six" accounting firm, acceptable to each of them (the "Selected Accounting Firm"), and the decision of the Selected Accounting Firm as to the amount of Parent's indemnification obligation, if any, or the interpretation of any such provision shall be final and binding. Following the decision of the Selected Accounting Firm, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision.

         (e) Section 338 Election. Notwithstanding anything in this Agreement to the contrary, Parent, Buyer and the Company agree that an election under Section 338 of the Internal Revenue Code of 1986, as amended (or any similar provision of the law of any taxing jurisdiction) (a "Section 338 Election") will not be made with respect to the transactions contemplated pursuant to the Merger Agreement, and if Buyer, the Company or any affiliate of Buyer or the Company makes such a Section 338 Election, the Parent shall have no indemnity obligations under this Section 3.

         (f) Miscellaneous.

         (i) Any and all costs and expenses of the Selected Accounting Firm shall be borne equally by Parent and the Indemnified Parties.

         (ii) All payments between the parties pursuant to this Agreement shall be treated as adjustments to the purchase price for all tax purposes.

         (g) Termination of Tax Sharing Agreements. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Parent or any affiliate of Parent (other than the Company) and the Company shall be terminated as to the Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder.


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         4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         5. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         6. Service Agreements. Buyer agrees that from and after the Effective Time (as defined in the Merger Agreement) it shall cause the Company (or any successor or permitted assign thereof) to perform all of its obligations under each of (i) the Service Agreement, effective as of March 29, 1996, as amended (the "L.A. Service Agreement"), between the Company and Parent's Los Angeles Branch and (ii) the Service Agreement, effective as of March 25, 1996, as amended (the "S.F. Service Agreement" and, together with the L.A. Service Agreement, the "Service Agreements"), between the Company and Parent's San Francisco Branch. Buyer agrees that it will not permit the Company (or any successor or permitted assign thereof) (i) to give less than 90 days notice of termination of either Service Agreement and (ii) to give any notice of termination of, or take any action to terminate, any Service Agreement prior to 90 days prior to the first anniversary of the Effective Time. Buyer and Parent also agree to negotiate in good faith an agreement to be entered into prior to the Effective Time providing for cooperation with respect to existing relationships with and services provided to customers of Parent and the Company.

         7. Miscellaneous.

         (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

         (b) If any provision of this Agreement or the application of such provision to any person or


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     circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

         (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (d) This Agreement shall terminate upon the termination of the Merger Agreement (if terminated prior to the consummation of the Merger) and shall survive the consummation of the Merger.

         (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

         (f) The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

         (g) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i) If to Parent to:

             The Sumitomo Bank, Limited
             277 Park Avenue
             New York, New York 10172
             Attention: Managing Director,
                        Head of North American Operations

             and

             The Sumitomo Bank, Limited
             277 Park Avenue
             New York, New York 10172
             Attention: General Counsel

             with copies to:


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             Skadden, Arps, Slate, Meagher & Flom LLP
             919 Third Avenue
             New York, New York 10022
             Attention: William S. Rubenstein, Esq.
                        Mitchell J. Solomon, Esq.

        (ii) If to Buyer to:

             Zions Bancorporation
             One Main Street
             Salt Lake City, Utah 84111
             Attention: Chief Executive Officer

             with copies to:

             Sullivan & Cromwell
             444 South Flower Street
             Los Angeles, California 90071
             Attention: Stanley F. Farrar, Esq.

         (h) Buyer agrees that the provisions of Section 7.9 of the Merger Agreement are also intended to be for the benefit of, and shall be enforceable by, Parent.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.

                                            ZIONS BANCORPORATION


                                            By: /s/ Dale M. Gibbons
                                                -------------------
                                            Name:  Dale M. Gibbons
                                            Title: Chief Financial Officer



                                            THE SUMITOMO BANK, LIMITED


                                            By:  /s/ Akira Kondoh
                                               ---------------------
                                            Name: Akira Kondoh


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